EXHIBIT 2
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                          DISCLAIMER OF BENEFICIAL OWNERSHIP
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          Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of this Schedule 13G shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by this Schedule 13G.


          Date: April 9, 1996


                                SMITH BARNEY HOLDINGS INC.



                                By: /s/ Howard M. Darmstadter
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                                   Name:  Howard M. Darmstadter
                                   Title:   Assistant Secretary


                                TRAVELERS GROUP INC.



                                By: /s/ Charles J. Gallo, Jr.
                                   ---------------------------
                                   Name:  Charles J. Gallo, Jr.
                                   Title:   Assistant Controller